THE FIRST TRUST GNMA REINVESTMENT INCOME TRUST, SERIES 71

                         TRUST AGREEMENT

                    Dated:  February 21, 1996

     This   Trust  Agreement  among  Nike  Securities  L.P.,   as
Depositor, The Chase Manhattan Bank (National Association), as Trustee, Securities Evaluation Service, Inc., as Evaluator, and First Trust Advisors L.P., as Portfolio Supervisor sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for The First Trust GNMA, Series 62 and subsequent Series, effective December 19, 1991" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                        WITNESSETH THAT:

     In   consideration  of  the  premises  and  of  the   mutual
agreements herein contained, the Depositor, the Trustee, the Evaluator and the Portfolio Supervisor agree as follows:

                             PART I

             STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the Provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                             PART II


              SPECIAL TERMS AND CONDITIONS OF TRUST

     The following special terms and conditions are hereby agreed to:

     (a)    The  Securities defined in Section 1.01(4) listed  in
Schedule  A hereto have been deposited in trust under this  Trust
Agreement and shall include any securities deposited in the Fund pursuant to Section 2.01 hereof.

     (b)    The  number  of  Units in the Trust  referred  to  in
Section   2.03   is  set  forth  under  "Summary   of   Essential
Information - Number of Units" in the Prospectus.

     (c) For the Trust the First General Record Date shall be set forth under "Special Information - Distributions" of the Prospectus.

     (d) For the Trust the First Settlement Date shall be set forth under "Summary of Essential Information - First Settlement
Date" in the Prospectus.

     (e)    For  the  Trust the Record Dates and the Distribution
Dates   shall   be  set  forth  under  "Special   Information   -
Distributions" in the Prospectus.

     (f)    Section 3.01 of the Standard Terms and Conditions  of
Trust shall be replaced in its entirety with the following:

     "Section 3.01. Initial Cost. The expenses incurred in establishing a Trust, including the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to a Trust, printing of Certificates, Securities and Exchange Commission and state blue sky registration fees, the costs of the initial valuation of the portfolio and audit of a Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses shall be borne by the Trust, provided, however, the Trust shall not bear such expenses in excess of the amount shown in the Special Trust Information Section included in the Prospectus, and any such excess shall be borne by the Depositor. To the extent the funds in the Interest and Principal Accounts of the Trust shall be insufficient to pay the expenses borne by the Trust specified in this Section 3.01, the Trustee shall advance out of its own funds and cause to be deposited and credited to the Interest Account such amount as may be required to permit payment of such expenses. The Trustee shall be reimbursed for such advance in the manner provided in Section 3.05, and the provisions of
Section 6.04 with respect to the reimbursement of disbursements for Trust expenses, including, without limitation, the lien in favor of the Trustee therefor, shall apply to the payment of expenses made pursuant to this Section. For purposes of calculation of distributions under Section 3.05 and the addition provided in clause (d) of Section 5.01, the expenses borne by the Trust pursuant to this Section shall be deemed to accrue at a daily rate over the time period specified for their amortization provided in the Prospectus; provided, however, that nothing herein shall be deemed to prevent, and the Trustee shall be entitled to full reimbursement for any advances made pursuant to this Section no later than the termination of the Trust.

     IN WITNESS WHEREOF, Nike Securities L.P., The Chase Manhattan Bank (National Association), Securities Evaluation Service, Inc. and First Trust Advisors L.P. have each caused this Trust Agreement to be executed and the respective corporate seal to be hereto affixed and attested (if applicable) by authorized officers; all as of the day, month and year first above written.

                             NIKE SECURITIES L.P., Depositor


                             By         Carlos E. Nardo
                                        Senior Vice President


                             THE CHASE MANHATTAN BANK (NATIONAL
                               ASSOCIATION), Trustee


                             By         Thomas Porrazzo
                                        Vice President
(SEAL)

Attest:


Rosalia A. Raviele
Second Vice President

                              SECURITIES EVALUATION SERVICE,
                                INC., Evaluator


                               By         James R. Couture
                                          President
(SEAL)

Attest:

James G. Prince
Vice President and
Assistant Secretary
                              FIRST TRUST ADVISORS L.P.,
                                Portfolio Supervisor


                              By        Carlos E. Nardo
                                        Senior Vice President

                  SCHEDULE A TO TRUST AGREEMENT

                      SECURITIES DEPOSITED
                               IN
    THE FIRST TRUST GNMA REINVESTMENT INCOME TRUST, SERIES 71

(Note:Incorporated  herein and made a  part  hereof  is  the
      "Portfolio" for Series 71 as set forth in the Prospectus and any other securities that may be deposited subsequent to the Initial Date of Deposit pursuant to this Trust Agreement.)
                  SCHEDULE B TO TRUST AGREEMENT

    THE FIRST TRUST GNMA REINVESTMENT INCOME TRUST, SERIES 71

           NOTICE OF DEPOSIT OF ADDITIONAL SECURITIES

     Dated: February 21, 1996


     Pursuant to Section 2.01 of the Trust Agreement dated February 21, 1996 among Nike Securities L.P., as Depositor, The Chase Manhattan Bank (National Association), as Trustee, Securities Evaluation Service, Inc., as Evaluator, and First Trust Advisors L.P., as Portfolio Supervisor (the "Trust Agreement"), the Depositor hereby certifies to the Trustee as follows:

          (a) The additional securities listed in Appendix A hereto are hereby deposited in trust and have a substantially equal percentage relationship between the principal amounts of the Securities of specified interest rates and years of maturity as specified in the Trust's prospectus dated February 21, 1996.

          (b)    In  accordance with Section 2.03  of  the  Trust
     Agreement, an additional ______________ Units should be issued as a result of the deposit referred to in (a) above. Taking into account the above Units, the total number of Units in the Trust issued as of the date of this notice is_____________

          (c) Taking into account that Units issued in (b) above, the fractional undivided interest in and ownership of the Trust represented by each Unit is _________


                              NIKE SECURITIES L.P.


                              By



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